                                                                EXHIBIT 22.1

            SUBSIDIARIES OF THE REGISTRANT AND STATE OF INCORPORATION




ALTEC, Inc. (Non-Operating)                             Wisconsin
Chart Management Company, Inc.                          Ohio*
CHD, Inc. (Non-Operating)                               Delaware
Chart Industries Foreign Sales Corporation              Virgin Islands
Greenville Tube Corporation                             Arkansas
Process Systems International, Inc.                     Massachusetts

* General partner for ALTEC International Limited Partnership, a Delaware Limited Partnership.